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                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): December 17, 2001



                             FRAGRANCENET.COM, INC.
             (Exact name of Registrant as specified in its Charter)


         DELAWARE                        0-16819                94-3054267
(State or other Jurisdiction)           (Commission            (IRS Employer
     of Incorporation)                  File Number)         Identification No.)


                                909 MOTOR PARKWAY
                            HAUPPAUGE, NEW YORK 11788
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (631) 582-5204

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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT


                  On December 17, 2001, FragranceNet.com, Inc. (the "Registrant") dismissed KPMG LLP ("KPMG") as its independent auditors and appointed Marcum and Kleigman, LLP ("Marcum and Kleigman") as its independent auditors for the fiscal year ending March 31, 2002. The decision to dismiss KPMG and to retain Marcum and Kleigman was approved by the Board of Directors of the Registrant.

                  The report of KPMG on the consolidated financial statements of FragranceNet.Com, Inc. as of and for the fiscal years ended March 31, 2000 and March 31, 2001 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended December 31, 2000 and 2001, and the subsequent interim period through December 17, 2001, there were no disagreements between KPMG and the Registrant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused it to make a reference to the subject matter of the disagreement in connection with its reports on the Registrant's financial statements.

         Prior to the engagement of Marcum and Kleigman, the Registrant did not consult with such firm on any accounting, auditing or financial reporting issue.

         The Registrant has furnished KPMG with a copy of this report and has requested it to furnish the Registrant with a letter addressed to the Securities and Exchange Commission (the "SEC") stating whether it agrees with the statements made by the Registrant in response to Item 304(a) of Regulation S-K and, if not, stating the respects in which it does not agree. A copy of KPMG's letter to the SEC is filed as Exhibit 16.1 to this Form 8-K.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (c)      Exhibits. The following exhibits are filed with this report:

         16.1 Letter from KPMG LLP to the SEC regarding the change in the Registrant's certifying accountant.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      FRAGRANCENET.COM, INC.

Date:  December 20, 2001

                                      By: /s/ Jason S. Apfel
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                                          Jason S. Apfel
                                          President and Chief Executive Officer